SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 26, 1996


                        ANNTAYLOR STORES CORPORATION
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             (Exact name of registrant as specified in its charter)



           Delaware                    1-10738            13-3499319
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(State of other jurisdiction of      (Commission      (I.R.S. Employer
     incorporation)                   File Number)   Identification Number)



  142 West 57th Street, New York, NY                            10019
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(Address of principal executive offices)                      (Zip Code)



                                    (212) 541-3300
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                 (Registrant's telephone number, including area code)




                                           N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events
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     On April 26, 1996, certain alleged stockholders of AnnTaylor

Stores Corporation (the "Company"), filed a purported class action lawsuit in the United States District Court Southern District of

New York against the Company, its wholly owned subsidiary

AnnTaylor, Inc. ("Ann Taylor"), certain officers and directors of the Company and Ann Taylor, Merrill Lynch & Co. ("Merrill") and

certain affiliates of Merrill (Novak v. Kasaks, et. al., No. 96 CIV

3073 (S.D.N.Y. 1996)).  The complaint alleges causes of action under Section 10(b) and Section 20(a) of the Securities Exchange

Act of 1934, as amended, by alleging that the Company and the other defendants engaged in a fraudulent scheme and course of business that operated a fraud or deceit on purchasers of the Company's common stock ("Common Stock") during the period commencing February

3, 1994 through May 4, 1995 due to false and misleading statements about the Company and Ann Taylor.  The complaint seeks, among other things, certification as a class action on behalf of all purchasers of Common Stock during the period commencing February 3, 1994 through May 4, 1995, the awarding of compensatory damages to the plaintiffs and purported members of the class, the awarding of costs, including pre-judgment post-judgment interest, reasonable attorneys' fees and expert witness fees to the plaintiffs and purported members of the class and equitable and/or injunctive relief.  The Company believes that the complaint is without merit and intends to vigorously defend the action.

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                               SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AnnTaylor Stores Corporation

Date:  May 2, 1996                 By: /s/  Walter J. Parks
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                                           Walter J. Parks
                                         Senior Vice President -
                                             Finance